Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Sponsor Agreement”) is dated as of July 12, 2021, by and among CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), the other Persons set forth on Schedule I hereto (together with the Sponsor, each, a “Sponsor Party” and, together, the “Sponsor Parties”), CBRE Acquisition Holdings, Inc., a Delaware corporation (“CBAH”), and Altus Power, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,932,000 shares of CBAH Class B Common Stock (such shares, the “Subject Shares”) and 7,292,999 Private Placement Warrants (such warrants, the “Subject Warrants”) in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, concurrently with the execution and delivery of this Sponsor Agreement, the Company, CBAH, CBAH Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of CBAH (“First Merger Sub”), CBAH Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of CBAH (“Second Merger Sub”), Altus Power America Holdings, LLC, a Delaware limited liability company (“Holdings”) and APAM Holdings LLC, a Delaware limited liability company (“APAM”) have entered into that certain Business Combination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, on the terms and conditions set forth therein, among other transactions, (i) First Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly-owned Subsidiary of CBAH, and (ii) the Company is to merge with and into Second Merger Sub, with Second Merger Sub continuing on as the surviving entity and a wholly-owned Subsidiary of CBAH;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, CBAH and the Sponsor have agreed to enter into the Sponsor Subscription Agreement and to consummate the transactions contemplated therein, pursuant to which, on the terms and conditions set forth therein, the Sponsor shall subscribe for and purchase from CBAH, and CBAH shall issue and sell to the Sponsor, a number of shares of CBAH Class A Common Stock equal to $70,000,000 plus the Backstop Amount (as defined in the Sponsor Subscription Agreement), if any, divided by $10.00, in each case after giving effect to rounding to eliminate the purchase or issuance of partial shares of CBAH Class A Common Stock; and

WHEREAS, as an inducement to CBAH and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

1.1 Binding Effect of Business Combination Agreement. Each Sponsor Party hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor Party shall be bound by and comply with Section 7.08 (Exclusivity) and Section 8.05 (Confidentiality; Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) such Sponsor Party was an original signatory to the Business Combination Agreement with respect to such provisions and (b) each reference to “CBAH” contained in Section 7.08 (Exclusivity) and Section 8.05 (Confidentiality; Publicity) of the Business Combination Agreement also referred to each such Sponsor Party.

1.2 No Transfer.

(a) During the period commencing on the date hereof and ending on the earlier of (i) the Second Effective Time and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.01 thereof (the earlier of (i) and (ii), the “Expiration Time”), each Sponsor Party shall not Transfer (as defined below) any CBAH Common Stock or CBAH Warrants, in each case except pursuant to a Permitted Transfer (as defined below).

(b) “Permitted Transfer” means any Transfer of shares of CBAH Common Stock, CBAH Warrants or other equity securities of CBAH Common Stock to (i) for any Sponsor Party, (A) any Affiliate of such Sponsor Party or (B) any other Sponsor Party or any Person to which such other Sponsor Party may make a Permitted Transfer or (ii) for a Sponsor Party who is an individual (A) by gift to (x) a spouse, child, grandchild, parent, grandparent or sibling, including by adoption or in-law (each, a “Family Member”) of such individual, (y) a trust, family foundation or other estate planning vehicle, the beneficiary or beneficiaries of which are such individual or one or more of such individual’s Family Members or (z) a charitable organization or (B) by virtue of laws of descent and distribution upon death of such individual; provided, however, that, in the case of (i) and (ii), any such transferee must enter into a written agreement with the Company agreeing to be bound by this Sponsor Agreement as a Sponsor Party hereunder prior to the effectiveness of such Transfer.

(c) “Transfer” shall mean, with respect to any Person, (A) the sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case with respect to any security owned, including ownership of record or the power to vote (including, without limitation, by proxy or power of attorney), by such Person, (B) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) the public announcement of any intention to effect any transaction specified in clause (A) or (B).

1.3 New Shares. In the event that (a) any CBAH Common Stock, CBAH Warrants or other equity securities of CBAH are issued to a Sponsor Party after the date of this Sponsor Agreement pursuant to any stock dividend or distribution, stock split, recapitalization, reclassification, combination, conversion, exercise or exchange of CBAH Common Stock or CBAH Warrants of, on or affecting the CBAH Common Stock or CBAH Warrants owned by such Sponsor Party or (b) a Sponsor Party purchases or otherwise acquires beneficial ownership of any CBAH Common Stock, CBAH Warrants or other equity securities of CBAH after the date of this Sponsor Agreement and prior to the Closing (such CBAH Common Stock,

CBAH Warrants or other equity securities of CBAH, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the CBAH Common Stock or CBAH Warrants owned by such Sponsor Party as of the date hereof.

1.4 Sponsor Agreements.

(a) During the period commencing on the date hereof and ending at the Expiration Time, at any meeting of the stockholders of CBAH, however called, or at any adjournment thereof, and in any action by written consent of the stockholders of CBAH, or in any other circumstance in which the vote, consent or other approval of the stockholders of CBAH is sought, each Sponsor Party shall (i) appear at each such meeting or otherwise cause all of its CBAH Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its CBAH Common Stock (including all of such Sponsor Party’s Subject Shares, to the extent applicable):

(i) in favor of, and to approve and adopt, the Proposals;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal, in each case, other than the Transaction Proposal;

(iii) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CBAH (other than the Business Combination Agreement or the Ancillary Agreements and the transactions contemplated thereby);

(iv) against any change in the business, management or board of directors of CBAH (other than in connection with the Proposals or pursuant to the Business Combination Agreement or the Ancillary Agreements or the transactions contemplated thereby); and

(v) against any proposal, action or agreement that would reasonably be expected to (a) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Mergers, (b) result in a breach of any covenant, representation, warranty or any other obligation or agreement of CBAH under the Business Combination Agreement, (c) result in a breach of any covenant, representation, warranty or any other obligation or agreement of any Sponsor Party under this Sponsor Agreement, (d) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (e) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of CBAH (other than, in the case of this clause (e), pursuant to the Business Combination Agreement or the Ancillary Agreements and the transactions contemplated thereby).

During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each Sponsor Party hereby agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing.

(b) The obligations of each Sponsor Party hereunder shall apply whether or not the CBAH Board or the CBAH Special Committee recommends any of the Proposals and whether or not the CBAH Board or the CBAH Special Committee changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, any such recommendation.

(c) Each Sponsor Party irrevocably and unconditionally hereby agrees that such Sponsor Party shall not elect to redeem or otherwise tender or submit for redemption any CBAH Class A Common Stock it may hold or hereafter acquire prior to the Second Effective Time pursuant to or in connection with the Offer or otherwise in connection with the Transactions.

(d) Each of CBAH and the Sponsor acknowledges and agrees that (i) the Sponsor Subscription Agreement, dated on or around the date hereof, is being entered into in order to induce the Company to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of CBAH and the Sponsor thereunder, the Company would not enter into the Business Combination Agreement, (ii) each representation, warranty, covenant and agreement of CBAH and the Sponsor thereunder is being made also for the benefit of the Company, and (iii) the Company may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Backstop Amount (as defined in the Sponsor Subscription Agreement) to be paid and the Closing to occur) each of the covenants and agreements of each of CBAH and the Sponsor under the Sponsor Subscription Agreement.

(e) During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each Sponsor Party shall not modify or amend any Contract between or among such Sponsor Party, anyone related by blood, marriage or adoption to such Sponsor Party or any Affiliate of such Sponsor Party (other than CBAH), on the one hand, and CBAH, on the other hand without the prior written consent of the Company.

1.5 No Challenges. During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each Sponsor Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against CBAH, First Merger Sub, Second Merger Sub, the Company, the Company’s Affiliates or any of their respective successors, assigns or directors (except in any case arising out of the fraud of any such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Sponsor Party from enforcing such Sponsor Party’s rights under this Sponsor Agreement and the other agreements entered into by such Sponsor Party in connection herewith, or otherwise in connection with the Mergers or the other transactions contemplated by the Business Combination Agreement.

1.6 Further Assurances. Each Sponsor Party shall execute and deliver, or cause to be executed and delivered, such additional documents, and shall use commercially reasonable efforts to take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested (including under applicable Laws) to effect the actions required to consummate the Mergers and the other transactions contemplated by this Sponsor Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7 No Inconsistent Agreement. Each Sponsor Party hereby covenants and agrees that such Sponsor Party shall not (a) enter into any voting agreement or voting trust with respect to any of the Subject Shares or Subject Warrants that is inconsistent with such Sponsor Party’s obligations pursuant to this Sponsor Agreement, (b) grant a proxy or power of attorney with respect to any of such Sponsor Party’s Subject Shares or Subject Warrants that is inconsistent with such Sponsor Party’s obligations pursuant to this Sponsor Agreement, and (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would restrict, limit or interfere with, the performance of such Sponsor Party’s obligations hereunder.

1.8 Consent to Disclosure. Each Sponsor Party hereby consents to the publication and disclosure in any announcement or disclosure required by applicable securities Laws, the SEC or any other securities authorities of such Sponsor Party’s identity and ownership of the Subject Shares and Subject Warrants and the nature of such Sponsor Party’s obligations under this Sponsor Agreement; provided that, prior to any such publication or disclosure the Company and CBAH have provided such Sponsor Party with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and CBAH will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure. Each Sponsor Party shall promptly provide any information reasonably requested by CBAH or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement, which approval or filing is specifically set forth in the Business Combination Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) such Sponsor Party shall use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) such Sponsor Party, CBAH and the Company shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligation).

1.9 No Agreement as Director or Officer. Notwithstanding any provision of this Sponsor Agreement to the contrary, each Sponsor Party is signing this Sponsor Agreement solely in its capacity as a stockholder of CBAH. No Sponsor Party makes any agreement or understanding in this Sponsor Agreement in such Sponsor Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such Sponsor Party) as a director, officer or employee of CBAH (if applicable) or in any Sponsor Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such Sponsor Party) as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Sponsor Agreement will be construed to prohibit, limit or restrict a Sponsor Party from exercising his or her fiduciary duties as an officer or director to CBAH or its equityholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Sponsor Parties. Each Sponsor Party represents and warrants as of the date hereof to CBAH and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) as follows:

(a) Organization; Due Authorization.

(i) If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor Party; and

(ii) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act or in connection with the Business Combination Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Sponsor Party from, or to be given by such Sponsor Party to, or be made by such Sponsor Party with, any Governmental Authority in connection with the execution, delivery and performance by such Sponsor Party of this Sponsor Agreement, the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Business Combination Agreement, as applicable.

(b) Ownership. Such Sponsor Party is the record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of, and has good, valid and marketable title to, all of such Sponsor Party’s Subject Shares and Subject Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the CBAH Organizational Documents, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. Such Sponsor Party’s Subject Shares and Subject Warrants are the only equity securities of CBAH owned of record or beneficially by such Sponsor Party as of the date hereof, and none of such Sponsor Party’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement, arrangement or undertaking that is inconsistent with, or would restrict, limit or interfere with, the performance of such Sponsor Party’s obligations hereunder. Other than the Subject Warrants, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of CBAH or any securities convertible into, or which can be exchanged for, equity securities of CBAH.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor Party does not, the performance by such Sponsor Party of his, her or its obligations hereunder will not, and the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Business Combination Agreement will not, (i) if such Sponsor Party is not an individual, conflict with or result in a breach or violation of the organizational documents of such Sponsor Party, (ii) constitute or result in, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Sponsor Party pursuant to any Contract binding upon such Sponsor Party or, assuming (solely with respect to performance of this Sponsor Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 2.1(a)(ii), under any applicable Law to which the Sponsor Party is subject, (iii) result in any change in the rights or obligations of any party under any Contract legally binding upon such Sponsor Party; or (iv) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject Shares or Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Sponsor Agreement, except, in the case of clauses (ii) and (iii) directly above, for any such breach, violation, termination, default, creation, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent, enjoin or materially delay or impair such Sponsor Party’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Business Combination Agreement.

(d) Litigation. There are no Actions or investigations pending against such Sponsor Party or, to the knowledge of such Sponsor Party, threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.10 of the CBAH Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission (including any deferred underwriting commission) in connection with the transactions contemplated by the Business Combination Agreement (including the Equity Financing) or as a result of the Closing, in each case, including based upon arrangements made by such Sponsor Party, for which CBAH or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor Party nor, if such Sponsor Party is an individual, anyone related by blood, marriage or adoption to such Sponsor Party or, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or beneficial ownership of 5% or greater, or any Affiliate, director, officer or manager (or equivalents), or other employee of such Sponsor Party, is party to, or has any rights with respect to or arising from, any Contract with CBAH or its Subsidiaries.

(g) Acknowledgment. Such Sponsor Party understands and acknowledges that each of CBAH and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Sponsor Agreement and the representations, warranties, covenants and other agreements of such Sponsor Party contained herein.

(h) No Other Representations or Warranties. Except for the representations and warranties made by each Sponsor Party (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) in this Article II and in other Ancillary Agreements, no Sponsor Party nor any other Person makes any express or implied representation or warranty to CBAH or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each Sponsor Party expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsor, CBAH, and the Company to terminate this Sponsor Agreement; provided that if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, pursuant to this Sponsor Agreement; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of such party’s Willful Breach of this Sponsor Agreement prior to such termination, provided, further, if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms.

3.2 Governing Law; Jurisdiction. This Sponsor Agreement and all claims or causes of action based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement, or the transactions contemplated hereby, shall only be brought in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.2. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.3 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each of the other parties hereto, and any such assignment without such consent shall be null and void.

3.4 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Sponsor Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches or threatened breaches of this Sponsor Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Sponsor Agreement in accordance with Section 3.1, this being, in addition to any other remedy to which they are entitled under this Sponsor Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Sponsor Agreement and without that right, none of the parties hereto would have entered into this Sponsor Agreement. Each of the parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an order or injunction to prevent breaches or threatened breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in accordance with this Section 3.4 shall not be required to provide any bond or other security in connection with any such order or injunction.

3.5 Amendment; Waiver. This Sponsor Agreement may not be amended, supplemented or otherwise modified, and no provision of this Sponsor Agreement may be waived, except upon the execution and delivery of a written agreement executed by CBAH, the Company and the Sponsor and, if such amendment, supplement, modification or waiver adversely affects any other Sponsor Party, such Sponsor Party. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

3.6 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.7 Notices. All notices and other communications under this Sponsor Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

If to CBAH:

CBRE Acquisition Holdings, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, TX 75201

Attention:	Cash Smith

Email:	Cash.Smith@cbre.com

with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Mark Pflug

William Brentani

Email:	mpflug@stblaw.com

wbrentani@stblaw.com

If to the Company:

Altus Power, Inc.

102 Greenwich Ave

Greenwich, CT 06830

Attention:	Gregg Felton

Lars Norell

Email:	gregg.felton@altuspower.com

lars.norell@altuspower.com

with a copy (which shall not constitute actual or constructive notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:	Carl P. Marcellino

Email:	carl.marcellino@ropesgray.com

If to a Sponsor Party:

To such Sponsor Party’s address set forth in Schedule I

with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Mark Pflug

William Brentani

Email:	mpflug@stblaw.com

wbrentani@stblaw.com

3.8 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.9 Entire Agreement. This Sponsor Agreement, the Business Combination Agreement, the Ancillary Agreements and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.10 Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Sponsor Agreement shall refer to this Sponsor Agreement as a whole and not to any particular provision of this Sponsor Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Sponsor Agreement. References to Sections are to Sections of this Sponsor Agreement unless otherwise specified. Any singular term in this Sponsor Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Sponsor Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Sponsor Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of such Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Sponsor Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Sponsor Agreement.

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IN WITNESS WHEREOF, the Sponsor Parties, CBAH, and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR PARTIES:

CBRE ACQUISITION SPONSOR, LLC

By:	/s/ Emma E. Giamartino

Name:	Emma E. Giamartino
Title:	Executive Vice President, Corporate Development

/s/ William F. Concannon
Name: William F. Concannon

/s/ Cash J. Smith
Name: Cash J. Smith

[Signature Page to Sponsor Support Agreement]

CBAH:

CBRE ACQUISITION HOLDINGS, INC.

By:	/s/ Cash J. Smith
Name: Cash J. Smith
Title: President, Chief Financial Officer and Secretary

[Signature Page to Sponsor Support Agreement]

COMPANY:

ALTUS POWER, INC.

By:	/s/ Gregg Felton
Name: Gregg Felton
Title: Co-Founder and Co-Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Party CBAH Common Stock and CBAH Warrants

Sponsor Party	CBAH Class A Common Stock	CBAH Class B Common Stock	CBAH Warrants
CBRE Acquisition Sponsor, LLC c/o CBRE Acquisition Holdings, Inc. 2100 McKinney Avenue, 12th Floor Dallas, TX 75201	None	1,811,250	7,237,749
William F. Concannon c/o CBRE Acquisition Holdings, Inc. 2100 McKinney Avenue, 12th Floor Dallas, TX 75201	None	20,125	18,417
Cash J. Smith c/o CBRE Acquisition Holdings, Inc. 2100 McKinney Avenue, 12th Floor Dallas, TX 75201	None	100,625	36,833

Total	None	1,932,000	7,292,999

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

None, other than as set forth in Schedule 5.17 of the CBAH Schedules.

[Schedule II to Sponsor Support Agreement]